UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 8, 2017

Western Digital Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-08703	33-0956711
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5601 Great Oaks Parkway San Jose, California		95119
(Address of Principal Executive Offices)		(Zip Code)

(408) 717-6000

(Registrant’s Telephone Number, Including Area Code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement

On November 8, 2017, Western Digital Corporation, a Delaware corporation (“Western Digital”) entered into an amendment agreement (“Amendment No. 5”) among Western Digital, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent (the “Agent”), the lenders party thereto and the other loan parties party thereto.

Amendment No. 5 amends the Loan Agreement dated as of April 29, 2016, as amended by Amendment No. 1 dated as of August 17, 2016, Amendment No. 2 dated as of September 22, 2016, Amendment No. 3 dated as of March 14, 2017 and Amendment No. 4 dated as of March 23, 2017 (as amended, the “Loan Agreement”), among Western Digital, the Lenders party thereto from time to time and the Agent to provide for, among other things, (i) a replacement of all outstanding U.S. dollar-denominated term B-2 loans (the “Existing USD Term B Loans”) with new U.S.-dollar denominated term B-3 loans (the “Repriced USD Term B Loans”) in a principal amount of $2,962,612,500, (ii) a reduction of the interest rate margin applicable to such loans from 2.75% (with a 25 basis point step-down subject to a total leverage ratio of 1.75:1.00) to 2.00%, with respect to LIBOR borrowings (and reducing the 0.75% LIBOR floor to a 0.00% LIBOR floor), and from 1.75% (with a 25 basis point step-down subject to a total leverage ratio of 1.75:1.00) to 1.00%, with respect to base rate borrowings and (iii) a prepayment premium of 1.00% in connection with any repricing transaction with respect to the Repriced USD Term B Loans within six months of the closing date.

The Repriced USD Term B Loans amortize in equal quarterly principal installments of 0.25% of the original principal amount thereof, with the balance payable on April 29, 2023, and are otherwise the same as the Existing USD Term B Loans. The Repriced USD Term B Loans are unconditionally guaranteed by each of the guarantors under the Loan Agreement and are secured on a first-priority basis (subject to permitted liens) by a lien on the same collateral securing the other loans under the Loan Agreement.

The foregoing description of Amendment No. 5 is not intended to be complete and is qualified in its entirety by reference to Amendment No. 5, a copy of which is attached hereto as Exhibit 10.1, and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth under Item 1.01 above regarding Amendment No. 5 is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

Incorporated by reference is a press release issued by Western Digital on November 8, 2017, which is attached hereto as Exhibit 99.1. The press release is furnished and not filed, pursuant to Instruction B.2 of Form 8-K.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

Pursuant to the rules and regulations of the Securities and Exchange Commission, Western Digital has filed certain agreements as exhibits to this Current Report on Form 8-K. These agreements may contain representations and warranties by the parties. These representations and warranties have been made solely for the benefit of the other party or parties to such agreements and (i) may have been qualified by disclosure made to such other party or parties, (ii) were made only as of the date of such agreements or such other date(s) as may be specified in such agreements and are subject to more recent developments, which may not be fully reflected in Western Digital’s public disclosure, (iii) may reflect the allocation of risk among the parties to such agreements and (iv) may apply materiality standards different from what may be viewed as material to investors. Accordingly, these representations and warranties may not describe Western Digital’s actual state of affairs at the date hereof and should not be relied upon.

Exhibit No.	Description

10.1	Amendment No. 5 dated as of November 8, 2017 to the Loan Agreement dated as of April 29, 2016, as amended by Amendment No. 1 dated as of August 17, 2016, Amendment No. 2 dated as of September 22, 2016, Amendment No. 3 dated as of March 14, 2017 and Amendment No. 4 dated as of March 23, 2017, by and among Western Digital Corporation, JPMorgan Chase Bank, N.A. as administrative agent and collateral agent, the lenders party thereto and the other loan parties party thereto.

99.1	Press Release of Western Digital, dated November 8, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Western Digital Corporation

Date: November 8, 2017	By:	/s/ Michael C. Ray
Michael C. Ray
Executive Vice President, Chief Legal Officer
and Secretary